EX-99.23.j

                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-effective Amendment No. 5 to the Registration Statement for the Azzad Funds (Registration Number 333-20177 Investment Company Act Number 811-08021), including the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants" in the Statements of Additional Information of the Azzad Funds.


/s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

May 11, 2002